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                                                                  Exhibit 23.4


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 29, 1999 on Midtown Professional Records Centre, Inc.'s financial statements, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File
Nos. 333-24803, 333-33191, 333-43901, 333-60919, 333-60921 and 333-67499).



                                                      /s/ Arthur Andersen LLP


Cleveland, Ohio
November 18, 1999